Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Botetourt Bankshares, Inc. on Form S-1 of our report dated March 29, 2011, which appears in their Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Galax, Virginia
November 4, 2011

104 Cranberry Road, P.O. Box 760, Galax, VA 24333    Phone: 276.238.1800    Fax: 276.238.1801    elliottdavis.com